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                                                                   EXHIBIT 10.11




THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"). IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                  DYNAMEX INC.

                         COMMON STOCK PURCHASE WARRANT


         Dynamex Inc., a Delaware corporation (the "Company"), hereby certifies that for value received, _______________________ (the "Holder") is entitled, subject to the terms and conditions herein set forth, to purchase from the Company, at any time prior to the Expiration Date (as defined below), the number of shares of common stock (the "Common Stock"), of the Company that is determined pursuant to Section 3 hereof, upon payment therefor of a purchase price equal to $.10 per share of Common Stock, subject to adjustment as set forth below (the "Exercise Price").

         This Warrant is being issued in connection with the Company's issuance to the Holder of a Junior Subordinated Debenture, of even date herewith (the "Debenture"), pursuant to that certain Securities Purchase Agreement, of even date herewith, by and between the Company, the Holder and the other Purchasers defined therein (as same may be amended or replaced, the "Securities Purchase Agreement").

         SECTION 1:  Effective Date; Expiration Date; Mandatory Exercise.

         1.1 Subject to Section 1.2 hereof, the Holder shall be entitled to purchase the Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") at the Exercise Price from the Company at any time prior to 5:00 p.m. (Eastern Standard time) on June 30, 2001 (the "Expiration Date").

         1.2 The Holder shall exercise this Warrant (the "Mandatory Exercise") and purchase the Warrant Shares at the Exercise Price from the Company upon the effectiveness of an Initial Public Offering (as defined herein). As used in this Warrant, an "Initial Public Offering" shall mean the sale of Common Stock pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwriting of its Common Stock to the general public.
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         SECTION 2:  Manner of Exercise.

         The exercise of this Warrant shall be made by delivery by the Holder of the form of the subscription attached as Schedule A hereto, duly executed by Holder, to the Company at the address set forth opposite its signature hereto, accompanied by payment of the Exercise Price, in cash or by check to the order of the Company.

 SECTION 3:  Number of Warrant Shares Issuable; Exercisable in Whole or in Part.

         3.1 The number of Warrant Shares issuable upon exercise of this Warrant is 60,000 (provided, however, that such number shall not exceed 30,000 shares if this Warrant is exercised prior to December 31, 1996). The number of Warrant Shares issuable upon exercise of this Warrant shall be decreased to 30,000 shares if the Debentures have been redeemed in whole (and not in part) on or before June 30, 1996 (which date shall be extended to December 31, 1996 if the Company is actively engaged in an Initial Public Offering or in negotiations with identifiable purchasers for a total redemption of all of the Debentures issued to such date).

         3.2 The purchase rights represented by this Warrant are exercisable at the option of the Holder in whole or in part at any time prior to the Expiration Date (but not as to fractional shares), except that such rights must be exercised in whole and not in part pursuant to a Mandatory Exercise. In the case of the purchase of less than all of the Warrant Shares, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares.

         SECTION 4:  Delivery of Stock Certificates, Etc.

         As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of all applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of all applicable transfer taxes) may direct, a certificate or certificates for the Warrant Shares, and shall cause to be delivered (with appropriate instruments of assignment) to the Holder all of the cash, or other property to which the Holder may be entitled by virtue of
Section 7 hereof.

         SECTION 5:  Legend.

         Until registered under the Securities Act, or until such time as such registration may not be necessary for the lawful sale or other disposition thereof, all certificates evidencing Warrant Shares shall contain an appropriate legend notifying the Holder or





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any potential transferee of such securities of the provisions of this Warrant, such legend to be substantially in the form of the legend on the first page hereof.

         SECTION 6:  Negotiability.

         This Warrant is issued upon the following terms, to all of which the Holder consents and agrees:

         (a) Subject to the restrictions set forth in this Warrant, title to this Warrant may be transferred by endorsement and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery, and upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face hereof) to the Company, the Company at its expense will issue and deliver upon the order of the Holder a new warrant of like tenor, in such name as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling for the aggregate number of shares of Warrant Shares then called for by this Warrant;

         (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner thereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

         (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         SECTION 7:  Adjustment for Dividends, Reclassification, Etc.

         The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time as follows:

         (a) Consolidation, Merger, Sale, Conveyance. If the Company at any time shall consolidate or merge with, or sell or convey all or substantially all of its assets to, any other corporation, this Warrant shall thereafter entitle the Holder to purchase at the Exercise Price then in effect such number and kind of securities as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance upon or with respect to the Warrant Shares immediately prior to such consolidation, merger, sale or conveyance. The Company shall take such steps in connection with such consolidation, merger, sale or conveyance as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonable may be, in relation to any securities or property thereafter deliverable upon the exercise of this





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Warrant.  The foregoing provisions shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the adjustment provisions hereof shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

         (b) Stock Dividend, Reclassification, etc. If the Company shall (i) pay a dividend in or make a distribution of shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares or other securities of the Company which such Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (c) Adjustment of Purchase Price. Whenever the number of Warrant Shares is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares subject to this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares subject to this Warrant immediately thereafter.

         (d) Written Notice. On the occurrence of an event requiring an adjustment of the Exercise Price or the number of Warrant Shares pursuant to this Section 7, the Company shall forthwith give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities purchasable hereunder resulting from the event and setting forth the method of calculation. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

         SECTION 8:  Replacement of Warrant.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory in form and amount to the Company (it being understood and agreed that in the case of any bank, insurance company or other institutional investor its agreement to indemnify the Company against loss shall constitute satisfactory indemnity) or in the case of any





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such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         SECTION 9:  Notices, Etc.

         All notices and other communications under this Warrant shall be in writing and given by personal delivery or sent by registered or certified mail, or a commercial delivery service, at the addresses set forth for such parties in the Securities Purchase Agreement or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when delivered.

         SECTION 10:  Miscellaneous.

         This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and be governed by the laws of the State of Delaware. If any provision of this Warrant is held invalid or unenforceable according to law, the remaining provisions hereof shall not be affected thereby and shall remain in full force and effect. The headings in this Warrant are for reference only, and shall not limit or otherwise affect any of the terms hereof.

         IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the date first above written.


                                        Dynamex Inc.



                                        By:   _________________________
                                                Stephen P. Smiley
                                                Vice President





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                                   Schedule A


                              FORM OF SUBSCRIPTION



TO:      Dynamex Inc.

         The undersigned, the holder of a Common Stock Purchase Warrant issued on December 15, 1995, hereby irrevocably elects to exercise the right to purchase ____________ Warrant Shares (as defined therein) and herewith makes payment of the Exercise Price (as defined therein).

         The undersigned represents and warrants that he is acquiring this stock for his own account for investment and not with a present view to, or for resale in connection with, the distribution thereof or the grant of any participation therein, and that he has no present intention of distributing or reselling the stock, or granting any participation therein, subject, nevertheless, to any requirement of law that the disposition of his property shall at all times be and remain within its control as owner thereof.


Dated:


Sign here:


__________________________________________
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                              [Form of Assignment]

         For value received, __________________ hereby sells, assigns and transfers unto ______________________________________________ all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer said Warrant Certificate on the books of Dynamex Inc., with full power of substitution in the premises.

Dated:  December ___, 1995





                                             By:________________________________





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